                                                        Exhibit No. EX-99(14)(a)

   Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the Prospectus of the Delaware Dividend Income Fund dated January
30, 2004, "Financial  Statements" in the Statement of Additional  Information of
the Delaware  Dividend Income Fund dated January 30, 2004, and to the use of our
report  dated  January  14,  2005,   included  in  the  2004  Annual  Report  to
shareholders of the Delaware  Dividend Income Fund,  included or incorporated by reference in this  Registration  Statement  (Form N-14) of Delaware Group Equity
Funds V.

/s/ ERNST & YOUNG LLP

Philadelphia, Pennsylvania
February 23, 2005